UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2009

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 5, 2009, Forest City Enterprises, Inc. (the "Company") and Forest City Rental Properties Corporation ("FCRPC"), a wholly- owned subsidiary of the Company, entered into a Third Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt ("Third Amendment") with KeyBank National Association ("KeyBank"), as Administrative Agent, National City Bank ("NCB"), as Syndication Agent, Bank of America, N.A. ("BOA"), as Documentation Agent, and the various banks party thereto (the "Banks"). The Third Amendment amends the Amended and Restated Credit Agreement, dated June 6, 2007, among FCRPC, KeyBank, NCB, BOA and the Banks, as amended by a First Amendment, dated September 10, 2008 and a Second Amendment to Amended and Restated Credit Agreement and Restated Guaranty of Payment of Debt dated January 30, 2009 (the "Credit Agreement"), and the Amended and Restated Guaranty of Payment of Debt, dated June 6, 2007, entered into by the Company for the benefit of KeyBank, NCB, BOA and the Banks, as amended by a First Amendment, dated September 10, 2008 and a Second Amendment to Amended and Restated Credit Agreement and Restated Guaranty of Payment of Debt dated January 30, 2009 (the "Guaranty").

The Company, KeyBank, NCB, BOA and the Banks entered into the Third Amendment in connection with the Company’s private placement of its 3.625% Puttable Equity-Linked Senior Notes due 2014 ("New Notes") announced on October 2, 2009. The Third Amendment permits the Company to exchange up to $200 million of its 3.625% Puttable Equity-Linked Senior Notes due 2011 ("Outstanding Notes’) for the New Notes. The Third Amendment also permits the Company to issue up to $75 million in New Notes; provided that the proceeds from the issuance, less costs of issuance of such New Notes, shall be deposited in a reserve account maintained with KeyBank to be used solely for the retirement or repayment of indebtedness of the Company, FCRPC or its subsidiaries as approved by KeyBank and provided further that the aggregate amount of Outstanding Notes exchanged for New Notes and the issuance of New Notes, does not exceed $200 million.

Certain of the lenders under the Third Amendment and their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The foregoing description of the terms of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Third Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt, dated as of October 5, 2009 by and among Forest City Rental Properties Corporation, Forest City Enterprises, Inc., KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the banks named therein.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

October 7, 2009	By:	Robert G. O'Brien

Name: Robert G. O'Brien
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	10.1 Third Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt, dated as of October 5, 2009 by and among Forest City Rental Properties Corporation, Forest City Enterprises, Inc., KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the banks named therein.